NON-NEGOTIABLE PROMISSORY NOTE

$   60,000                                    Date: October 2, 1997


      FOR VALUE RECEIVED, the undersigned, ASPAC
COMMUNICATIONS, INC., a Delaware corporation located at 2049 Century Park East, #1200, Los Angeles, California (hereinafter referred to as the "Maker") hereby promises to pay to the order of Finhorn Enterprises, Ltd., or its designee (hereinafter referred to as the "Holder"), c/o East Asia Corporate Services Limited, Columbus Centre Building, Wickhams Cay, P.O. Box 901, Road Town, Tortola, B.A.I. or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Sixty Thousand ($60,000) as reduced by the amount of any prepayment thereof (the "Unpaid Principal") on October 1, 1998, unless extended by the Holder (the "Maturity Date"), together with interest on the amount of the Unpaid Principal beginning as of the date hereof at the rate of Five (5%) percent per annum. This Promissory Note is extendable upon the Maturity Date with the Holder's written consent for another year at the rate of Seven (7%) percent per annum.

      1.  PREPAYMENT.  The Unpaid Principal of this Promissory
Note may be prepaid in part or in full by the Maker, without penalty. Any such prepayment shall be first applied to reduce the Unpaid Principal amount.

      2. EVENTS OF DEFAULT AND REMEDIES. The failure by the Maker to make payment of the Unpaid Principal balance and interest of this Promissory Note when due shall be deemed an Event of Default upon which the Holder, at its election, shall be entitled to exercise any and all other available remedies to enforce payment hereof.

      3. TRANSFERABILITY. This Promissory Note may not be transferred, assigned, sold, or hypothecated by the Holder.

      4. SUCCESSORS. All the rights and interest arising under this Promissory Note shall inure to the successors of the Makers and of the Holder.

      5. PRESENTMENT. Except as set forth herein, the Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Promissory Note or any payment hereunder may be extended from time to time by the Holder without in any way affecting the liability of the Maker.

       6. AMENDMENTS. This Note may not be altered, amended, changed or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by the Holder and the Maker.

      7. NOTICES. Any notice to be given to any party shall be in writing and may be delivered by personal service, facsimile transmission, registered or certified mail, return receipt requested, with postage thereon fully prepaid, or by overnight delivery courier.

      8. ARBITRATION. Any disputes arising from this Agreement, except for requests for injunctive or other equitable relief, shall be decided by the American Arbitration
Association according to their rules and regulations then in effect.

      9. GOVERNING LAW. This Promissory Note shall be governed by the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Maker has executed this Promissory Note as of this 2nd day of October, 1997.

WITNESS:                                  MAKER:

                                         /s/ Ming Zhang

                NON-NEGOTIABLE PROMISSORY NOTE

$   100,000                               Date:  October 27, 1997


      FOR VALUE RECEIVED, the undersigned, ASPAC
COMMUNICATIONS, INC., a Delaware corporation located at 2049 Century Park East, #1200, Los Angeles, California (hereinafter referred to as the "Maker") hereby promises to pay to the order of Finhorn Enterprises, Ltd., or its designee (hereinafter referred to as the "Holder"), c/o East Asia Corporate Services Limited, Columbus Centre Building, Wickhams Cay, P.O. Box 901, Road Town, Tortola, B.A.I. or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Sixty Thousand ($60,000) as reduced by the amount of any prepayment thereof (the "Unpaid Principal") on October 1, 1998, unless extended by the Holder (the "Maturity Date"), together with interest on the amount of the Unpaid Principal beginning as of the date hereof at the rate of Five (5%) percent per annum. This Promissory Note is extendable upon the Maturity Date with the Holder's written consent for another year at the rate of Seven (7%) percent per annum.

      1.  PREPAYMENT.  The Unpaid Principal of this Promissory
Note may be prepaid in part or in full by the Maker, without penalty. Any such prepayment shall be first applied to reduce the Unpaid Principal amount.

      2. EVENTS OF DEFAULT AND REMEDIES. The failure by the Maker to make payment of the Unpaid Principal balance and interest of this Promissory Note when due shall be deemed an Event of Default upon which the Holder, at its election, shall be entitled to exercise any and all other available remedies to enforce payment hereof.

      3. TRANSFERABILITY. This Promissory Note may not be transferred, assigned, sold, or hypothecated by the Holder.

      4. SUCCESSORS. All the rights and interest arising under this Promissory Note shall inure to the successors of the Makers and of the Holder.

      5. PRESENTMENT. Except as set forth herein, the Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Promissory Note or any payment hereunder may be extended from time to time by the Holder without in any way affecting the liability of the Maker.

       6. AMENDMENTS. This Note may not be altered, amended, changed or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by the Holder and the Maker.

      7. NOTICES. Any notice to be given to any party shall be in writing and may be delivered by personal service, facsimile transmission, registered or certified mail, return receipt requested, with postage thereon fully prepaid, or by overnight delivery courier.

      8. ARBITRATION. Any disputes arising from this Agreement, except for requests for injunctive or other equitable relief, shall be decided by the American Arbitration
Association according to their rules and regulations then in effect.

      9. GOVERNING LAW. This Promissory Note shall be governed by the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Maker has executed this Promissory Note as of this 27th day of October, 1997.

WITNESS:                                      MAKER:

                                              /s/ Ming Zhang